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                                    EX-99.B5
                        Application for Variable Annuity




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FIRST VARIABLE LIFE INSURANCE COMPANY

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Application for Capital Six
Issued and Administered by First Variable Life Insurance Company
A stock company domiciled in Little Rock, Arkansas

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INSTRUCTIONS:     Please type or print in permanent black ink.  This form will be photocopied. Joint Owner must be spouse. Include date of birth and social security number for both parties.

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1. Annuitant (If no Owner is specified in Section 2, the Annuitant will be the
Owner)

         Name :

               Male         Female

         Social Security Number:  ____________________________
         Date of Birth:  _____________________________________
         Permanent Address:    _________________________________________________
                               _________________________________________________

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2. Owner (Complete only if different from the Annuitant)

         Name :   ____________________________________________________
         Male             Female
         Social Security Number:  ____________________________
         Date of Birth:  _____________________________________
         Permanent Address:    _________________________________________________
                               _________________________________________________

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3. Beneficiary

         Name (Primary):  _____________________________________________
         Social Security Number:  _____________________________________
         Date of Birth:  ______________________________________________

         Name (Contingent):  __________________________________________
         Social Security Number:  _____________________________________
         Date of Birth:  ______________________________________________

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4. Purchase Payment (Make check payable to : First Variable Life Insurance
   Company)

         Purchase Payment
         Accompanying Application      $ ______________________________

         Initial minimum: $5,000 (Non-qualified) or $2,000 (Qualified)

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5. Type of Plan

         NON-QUALIFIED             QUALIFIED
                                          IRA (circle one):
                                               Regular   Rollover  SEP  Transfer
                                          401 HR 10 (KEOGH)
                                          401 Corporate
                                          403(b) TSA
                                          457 Deferred Compensation

       If applicable indicate:
            1035 Exchange (non-qualified) from*:   _____________________________
                                                     (company name)

            Transfer of Assets (qualified) from*:  _____________________________
                                                     (company name)

       * If 1035 Exchange or other Transfer of Assets, attach a copy of the exchange form or letter.

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6  Replacement

       Will the proposed annuity contract replace any existing annuity or life insurance contract?

           No           Yes (If "yes," state company, contract number, and
       annuitant in the Additional Remarks Section.  Attach replacement forms.)

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7.  Fund Selection

    _______% Federated-Prime Money Fund 11 Portfolio (Federated Investment Counseling)
    _______%  U.S. Government Bond Portfolio (Strong Capital Management, Inc.)
    _______%  High Income Bond Portfolio (Federated Investment Counseling)
    _______%  Growth Portfolio (Value Line, Inc.)
    _______%  Multiple Strategies Portfolio (Value Line, Inc.)
    _______%  Matrix Equity Portfolio (State Street Global Advisors)
    _______%  World Equity Portfolio (Keystone Investment Management Company)
    _______%  Growth & Income Portfolio (Warburg Pincus Counsellors, Inc.)
    _______%  Small Cap Growth Portfolio (Pilgrim Baxter & Associates Ltd.)
    _______%  Other  _________________________________

     Fixed Account
    ______%   1-Year Option
    ______%   Other___________________________________
              Use whole percentages only. Total Allocation must equal 100%.

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8.  Telephone Transfers

     By initialing this box, , I hereby authorize the Company, either directly or through it agents, to transfer Contract Values among the investment division available under the Contract upon telephone instructions from the Owner or any other person who purports to give instructions on his or her behalf. This authorization is subject to the restrictions and limitations contained in the rules and procedures established by the Company from time to time. (A copy of these rules will be provided with your Contract.)

     The Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions.

     The Company is authorized, without prior disclosure, to record telephone conversations containing telephone instructions.

     The Owner agrees to examine promptly all confirmation statements reflecting transfers made in accordance with telephone instructions. Errors shall be reported to the Company immediately.

     This authorization will continue in effect until the Company receives written revocation from the Owner, or the Company discontinues telephone transfers.

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9.  Additional Remarks

       Asset Rebalancing:  Yes, I elect this service. Effective Date:___________
       _________________________________________________________________________
       _________________________________________________________________________

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10.  Signature

     All statements made in this Application are true to the best of my knowledge and belief I agree to all its terms and conditions. I further agree that this application shall be a part of the annuity contract. I verify my understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. ALLOCATION DURING FREE LOOK PERIOD: Under certain circumstances, as described in the accompanying Prospectus, the initial purchase payment will be allocated to the Cash Management Portfolio until the expiration of the Free Look period. Thereafter, the purchase payments will be allocated as directed in the Purchase Payment Allocation Section. I acknowledge receipt of current prospectuses. I certify that the Social Security (or taxpayer identification) number is correct as it appears in this application.

     ____ Check here if you wish to receive a copy of the Statement of Additional Information.

     Signed at City _________________________ State ___________ Date _________
     SIGNATURE OF ANNUITANT ___________________________________ PHONE #_________
     SIGNATURE OF OWNER (Completed only if Owner is different from Annuitant)
     ___________________________________________________________________________


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11.  Signature of Representative
     To the best of my knowledge, this application ___ will ___ will not replace or change an existing insurance policy or annuity.
     (If replacement/change is involved, please give full details, including name of company. Attach required documents.)
     I have reviewed this Annuity program with the Applicant. I believe it to be suitable in view of the Applicant's investment objectives, financial situation, and needs.
     Signature of Representative:_________________________________________
     Date:  ___________________
     Representative's Name (please print) ______________________________________
     Phone #:  _________________________         Soc. Sec. #:  _________________
     Name of Broker Dealer (please print): _____________________________________
     Comp     _____ Trail:        _____ Option A       _____ Option B
              _____ No Trail

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     Send completed application with a check made out to
                 FIRST VARIABLE LIFE INSURANCE COMPANY to your
                     investment dealer's home office or to:
                          First Variable Service Center
                                  P.O. Box 1317
                            Des Moines, IA 50305-1317
                                 (800) 228-1035


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